Exhibit 32

Certification of Principal Executive Officers

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned in their capacities as Chief Executive Officer and Chief Financial Officer of MFRI, Inc. (the “Registrant’), certify that, to the best of their knowledge, based upon a review of the Annual Report on Form 10-K for the period ended January 31, 2009 of the Registrant, (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David Unger

David Unger

Director and Chairman of the Board of Directors

and Chief Executive Officer

(Principal Executive Officer)

April 15, 2009

/s/ Michael D. Bennett

Michael D. Bennett

Vice President, Secretary and Treasurer

(Principal Financial and Accounting Officer)

April 15, 2009

A signed original of this written statement required by Section 906 has been provided by MFRI, Inc. and will be retained by MFRI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.